UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  March 11, 2011

CHINA MEDIAEXPRESS HOLDING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33746	20-8951489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22/F Wuyi Building, 33 Dongjie Street, Fuzhou, China 350009	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   +86 591 38377988

_______________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 7, 2011, Mr. Marco Kung submitted his resignation as an independent director and Chairman of the Audit Committee of the Company to the Chairman of the Board of Directors, which resignation stated that it was effective immediately.  There were no disagreements between Mr. Kung and the Company that resulted in his resignation, except that Mr. Kung’s resignation letter indicated that he did not believe he could execute his fiduciary duties and roles as independent director and Chairman of the Committee to choose capable and appropriate independent professional advisors to the Audit Committee. An independent investigation is being conducted by the Audit Committee into certain matters identified by the Company’s former auditors at the time of their resignation.  Mr. Kung’s letter also stated that he had not received timely responses from the Chairman of the Board of Directors and management in this regard. Attached as Exhibit 17.1 is a copy of Mr. Kung’s resignation letter.

Following receipt of the resignation letter, several conversations between management of the Company and Mr. Kung took place, including a meeting with other members of the audit committee and their counsel, which have led Mr. Kung to notify the Company that he was delaying the effectiveness of his resignation for one week to allow the Company time to address these issues.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

17.1	Letter of Marco Kung dated April 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MEDIAEXPRESS HOLDINGS, INC.

Date: April 13, 2011	By:	/s/ Zheng Cheng
Name: Zheng Cheng
Title: Chief Executive Officer